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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CENTURY BUSINESS SERVICES, INC.

     Century Business Services, Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1. That the first paragraph of Article Four of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                 "ARTICLE FOUR

        The total number of shares of all classes of stock which this Corporation shall have authority to issue is 250,000,000 shares, consisting of 250,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes of stock that this Corporation has authority to issue is $2,500,000.00."

          2. That said amendments to this Certificate of Amendment to the Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3. That this Certificate of Amendment to the Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

     THE UNDERSIGNED, being the Executive Vice President of this Corporation, hereby declares and certifies that this Certificate of Amendment to the Certificate of Incorporation of Century Business Services, Inc. is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 10th day of September, 1998.

                                            CENTURY BUSINESS SERVICES, INC.

                                            By:    /s/ GREGORY J. SKODA
                                              ----------------------------------
                                                      Gregory J. Skoda
                                                  Executive Vice President